                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               McM Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                MCM CORPORATION
                                702 OBERLIN ROAD
                             POST OFFICE BOX 12317
                         RALEIGH, NORTH CAROLINA  27605

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 23, 1996

TO THE SHAREHOLDERS OF MCM CORPORATION:


     The Annual Shareholders' Meeting of McM Corporation will be held Thursday, May 23, 1996, at 10:00 a.m. at the Executive Offices of McM Corporation, 702 Oberlin Road, Raleigh, North Carolina, for the following purposes:

     A.  To fix the number of directors for the coming year at seven.

     B. To elect seven directors for one-year terms of office as shown in the enclosed Proxy Statement.

     C. To Approve the 1996 Employee Incentive Stock Option Plan of McM Corporation.

     D.  To Approve the 1996 Employee Stock Purchase Plan of McM Corporation.

     E.  To Approve the 1996 Non-Employee Directors' Stock Plan of McM
         Corporation.

     F. To transact such other business as may properly come before the meeting.

     You are cordially invited to attend this meeting in person, but if you cannot be present, it is important that you sign, date and promptly return the enclosed Form of Proxy in the enclosed postage-paid envelope so your vote may be cast at the meeting.

     Shareholders of record at the close of business on April 21, 1996, the record date, are entitled to notice of and to vote at the Annual Shareholders' Meeting and any adjournment thereof. Further information regarding the meeting and the nominees for election as directors of McM Corporation is set forth in the accompanying Proxy Statement.


                         By direction of the Board of Directors,


                                  Michael D. Blinson
                                  Senior Vice President/
                                  Corporate Secretary

Date:  April 25, 1996
       Raleigh, North Carolina

     A copy of the Annual Report to Shareholders of McM Corporation for the year ended December 31, 1995, containing Financial Statements, is enclosed.

                                MCM CORPORATION


                                PROXY STATEMENT

     The following information is provided in connection with the solicitation of proxies for the Annual Meeting of Shareholders of McM Corporation (hereafter referred to as "McM" or the "Company") to be held at the Executive Offices of McM Corporation, 702 Oberlin Road, Raleigh, North Carolina, at 10:00 a.m. on Thursday, May 23, 1996. The address of McM's principal executive offices is 702 Oberlin Road, Post Office Box 12317, Raleigh, North Carolina 27605. This Proxy Statement and the attached Form of Proxy are being mailed to the shareholders of the Company on or about April 25, 1996.


                               PROXY SOLICITATION

     A Form of Proxy for use at the meeting is enclosed. This Form of Proxy will be voted in accordance with the specifications made thereon if it is properly executed and received by the Company prior to the time of the Annual Meeting. Where a choice has been specified in a proxy for or against the proposals therein, the proxy will be voted as specified. Each proxy will be voted FOR each proposal unless a contrary choice is specified.

     Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Accordingly, votes "withheld" from director-nominee(s) will not count against the election of such director-nominee(s). The vote of a simple majority of the total McM shares represented at the Annual Meeting, present in person or by proxy, is required to fix the number of directors, and to approve each of the Plans being recommended. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote although both will count toward the presence of a quorum.

     This solicitation is being made by the Board of Directors of the Company, and the cost of this solicitation will be borne by the Company.

     A shareholder who signs and returns the enclosed Form of Proxy has the power to revoke it at any time before it is voted by notifying the Corporate Secretary of the Company in writing. Likewise, the enclosed proxy may be revoked by any later dated proxy.

     None of the matters expected to be presented at the Annual
Meeting give rise to a dissenting shareholder's right to appraisal.

                                 CAPITAL STOCK

     Only shareholders at the close of business on April 21, 1996 (the "Record Date"), are entitled to vote at the Annual Meeting. On the Record Date there were issued and outstanding 4,675,038 shares of common stock having a par value of $1.00 per share. Each share shall be entitled to one vote.


                             PRINCIPAL SHAREHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the ownership of the Company's securities by all persons or groups known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities as of the Record
Date:


TITLE                                AMOUNT AND NATURE    PERCENT
  OF            NAME AND ADDRESS       OF BENEFICIAL         OF
CLASS         OF BENEFICIAL OWNER        OWNERSHIP         CLASS
- -----       -----------------------      ---------        -------
Common      McMillen Trust (1)          3,087,500 shares    66.0%
            Wilmington Trust Company,     directly owned
            Trustee
            Post Office Box 1569
            Wilmington, Delaware 19899

Common      Jesse Greenfield I.R.A. (2)   236,529 shares     5.1%
            3765 Wild Plum Court          directly owned
            Boulder, Colorado 80304

- ---------------

(1) The McMillen Trust was created in 1925 pursuant to the terms of a deed of trust from Alonzo B. and Florence O. McMillen. The McMillen Trust has been directed by the Chancery Court of the State of Delaware to dispose of its interest in McM. In April 1993, the Court granted the petition of the Wilmington Trust Company, Trustee of the McMillen Trust, for a clarification of existing orders to make clear, among other things, that the timing and terms of any such disposition or sale shall be determined in the sound discretion of the Trustee.

         The Trustee of the McMillen Trust, subject to certain limitations, is required to vote the shares which it owns in McM in the way that a majority in interest of the income beneficiaries may decide. At present there are six income beneficiaries of the McMillen Trust. All are lineal descendants of the Trust grantors. The figures following each name show the relative interests in the Trust of the income beneficiaries:

         a.  Mrs. Elizabeth Lee Long (1/9), Denver, Colorado.

         b.  Mrs. Florence Lee Headley (1/9), Denver, Colorado.

         c. Mr. Laurence F. Lee, Jr. (1/9), Jacksonville, Florida. Mr. Lee is a director of McM. (See Election of Directors)

         d. Mrs. Lonnie McMillen Sanchez (1/6), Albuquerque, New Mexico. Mrs. Sanchez is married to Claude G. Sanchez, Jr., a director of McM. (See Election of Directors)

         e.  Mrs. Katherine Faust Roe (1/6), Santa Fe, New Mexico.

         f.  Mr. R. Peyton Woodson III (1/3), Raleigh, North
             Carolina. Mr. Woodson is a director of McM. (See Election of Directors)

(2) This information is based on SEC Schedule 13D filed by Jesse Greenfield I.R.A. and dated July 26, 1995.


                             CORPORATE DEVELOPMENTS

     In December 1987, the Chancery Court of Delaware directed the Trustee of the McMillen Trust to dispose of the Trust's investment in the Company, subject to the Court's prior approval of the terms of the disposition. The Court's decision was the result of a petition filed in 1986 by Wilmington Trust Company, Trustee under the McMillen Trust, which asked the Court for instructions as to whether it must continue to hold at least 65% of the shares of the Company as provided in the Trust Agreement.

     During 1989, McM engaged the services of PaineWebber Incorporated ("PaineWebber"), an investment banking firm, to act as its financial advisor and agent in connection with any sale or disposition of McM or its subsidiaries.

     On October 24, 1991, McM completed the sale of its subsidiaries, Occidental Life Insurance Company and Peninsular Life Insurance Company, to Pennsylvania Life Insurance Company.

     On December 13, 1991, the sale of 913,460 shares of British-American Insurance Company, Ltd. held by McM's wholly-owned subsidiary, Equity Holdings, Inc., was completed.

     On June 22, 1992, the sale of Atlantic Southern Insurance Company, McM's Puerto Rico life insurance company, to a subsidiary of Life of Jamaica, Ltd. was completed.

     On January 29, 1993, McM announced that it had discontinued efforts to sell Occidental Fire & Casualty Company of North Carolina and Wilshire Insurance Company. McM's decision was prompted by current market and economic conditions as well as other factors which had an adverse effect on the general sale process being conducted by PaineWebber. However, McM announced that PaineWebber will continue to serve the McM group as its financial advisor.

     In April 1993, the Court granted the petition of the Wilmington Trust Company, Trustee of the McMillen Trust, for a clarification of existing orders to make clear, among other things, that the timing and terms of any such disposition or sale shall be determined in the sound discretion of the Trustee. On September 5, 1995, the Wilmington Trust Company entered into an agreement with PaineWebber whereby PaineWebber will advise the Trust with respect to any possible sale of the Trust's shares and, in particular, with respect to evaluating and qualifying inquiries and proposals from prospective purchasers of the Trust's shares. However, the ultimate disposition of the shares held by the Trust cannot be determined at the present time.

                             ELECTION OF DIRECTORS

     The Board proposes the election of seven directors of the Company, all of whom are currently directors of the Company, for a term of one year.

RESOLUTION DETERMINING NUMBER OF DIRECTORS TO BE ELECTED

     The bylaws of McM provide that the number of members of the Board of Directors shall be fixed by resolution of the shareholders. Accordingly, the McM Board of Directors recommends adoption of the following resolution:

     RESOLVED, pursuant to Article II, Section 1, of the Bylaws of McM Corporation, that the number of directors of the Company is hereby fixed at seven.

NOMINEES

     The seven directors will be elected at the Annual Meeting for a term of one year or until the election and qualification of their successors. It is not expected that any nominee will be unavailable to serve, but if such an event occurs, proxies will be voted for the election of a substitute nominee. All of the nominees are currently directors of the Company and its two property and casualty subsidiaries. Each of the current directors received at least 99.9 percent of the shares voted in the last annual election.

     The following table sets forth the name and age of each nominee, the nominee's occupation, including positions and offices with the Company, the period during which he has served as a director together with the number of shares of common stock beneficially owned, directly or indirectly, by such nominee, if any, and the percentage of the outstanding shares that any such ownership represented at the close of business on March 29, 1996.

      NOMINEE'S
   NAME, PRINCIPAL
    OCCUPATION (IN          PERIOD OF        AMOUNT AND       PERCENT
ADDITION TO DIRECTOR,      CONSECUTIVE         NATURE        OF CLASS
    IF APPLICABLE)           SERVICE       OF BENEFICIAL   BENEFICIALLY
     AND ADDRESS        AGE    FROM        OWNERSHIP (1)       OWNED
- ---------------------   ---  ---------    --------------- -------------
MICHAEL A. DIGREGORIO    49     1995           80             .002
Vice President/Senior
  Trust Counsel
Wilmington Trust
  Company
Wilmington, DE

GEORGE E. KING           65     1989       64,388(2)         1.377
President/Chief
  Executive Officer
McM Corporation
Raleigh, NC

LAURENCE F. LEE, JR.     74     1989          779(3)          .017
Retired
Jacksonville, FL

LAURENCE F. LEE III      45     1988           10(4)           -
President
Plan Analysts
Jacksonville, FL

CLAUDE G. SANCHEZ, JR.   41     1989(5)        50(6)          .001
Sun Construction &
  Real Estate
  Company
Albuquerque, NM

STEPHEN L. STEPHANO      42     1992       40,059(7)          .857
Executive Vice
President/ Chief
Operating Officer
McM Corporation
Raleigh, NC

R. PEYTON WOODSON III    73     1991(8)    47,734(9)        1.021
President
Enterprise Holdings
  Proprietary, Inc.
Raleigh, NC

- ------------------------

Share ownership of all current
  Directors and Executive
  Officers of McM as a
  Group (7 persons)                       153,100(10)       3.275(10)

- ------------------------

   (1) Except as otherwise noted, each person has sole investment and voting power over the common stock indicated as being beneficially owned by such person.

   (2) Share amount includes an exercisable option on 12,888 shares of McM common stock at an option price of $1.38 per share, an exercisable option on 1,900 shares of McM common stock at an option price of $2.25 per share and an exercisable option on 8,100 shares of McM common stock at an option price of $2.75 per share. Mr. King owns 41,500 shares jointly with his wife.

   (3) Mr. Lee, Jr. is an income beneficiary of the McMillen Trust, which is the owner of 3,087,500 shares (or 66%) of the Company. (See Principal Shareholders). Mr. Lee, Jr. directly owns 500 shares of McM and owns 279 shares jointly with his wife. Mr. Lee, Jr. is the first cousin of director-nominee R. Peyton Woodson III and is the father of director-nominee Laurence F. Lee III.

   (4) Mr. Lee III is the son of director-nominee Laurence F. Lee, Jr. who is an income beneficiary of the McMillen Trust. Mr. Lee III directly owns 10 shares of McM.

   (5) Date on which Mr. Sanchez was elected currently to the Board of Directors of McM. He previously served on the Board of McM from May 19 1985 to April 1988.

   (6) Mr. Sanchez is the husband of Lonnie McMillen Sanchez. Mrs. Sanchez is an income beneficiary of the McMillen Trust. Mrs. Sanchez directly owns the 50 shares of McM.

   (7) Share amount includes an exercisable option on 12,888 shares of McM common stock at an option price of $1.38 per share, an exercisable option on 1,900 shares of McM common stock at an option price of $2.25 per share and an exercisable option on 8,100 shares of McM common stock at an option price of $2.75 per share. Mr. Stephano owns 17,171 shares jointly with his wife.

   (8) Date on which Mr. Woodson was elected currently to the Board of Directors of McM. He previously served on the Board from December 1977 to May 1985.

   (9) Mr. Woodson is an income beneficiary of the McMillen Trust, which is the owner of 3,087,500 shares (or 66%) of the Company (see Principal Shareholders). Mr. Woodson directly owns 725 shares of McM and his wife directly owns 459 shares of McM. Mr. Woodson is one of 5 trustees of a charitable foundation that owns 46,550 shares of McM. Mr. Woodson is the first cousin of director-nominee Laurence F. Lee, Jr.

   (10) This number does not include shares owned by the McMillen Trust. See Footnotes (3) and (9).

BUSINESS EXPERIENCE OF THE NOMINEE DIRECTORS

         Mr. DiGregorio has served as a director of McM since May 1995. He has also served for more than six years as Vice President and Senior Trust Counsel with Wilmington Trust Company in Wilmington, Delaware, where he manages the Estate and Legal Services Division. A graduate of Temple University, Mr. DiGregorio was admitted to the Pennsylvania Bar in 1979 and was then employed as an Investigator for the United States Department of Labor. Prior to joining Wilmington Trust, Mr. DiGregorio worked as an Employee Benefits Attorney for the Fidelity Mutual Group in Radnor, Pennsylvania, and later at the law firm of Stradley, Ronon, Stevens & Young in Philadelphia, Pennsylvania.

     Mr. King has served as a director of McM since February 1989, when he was named President and Chief Executive Officer. Mr. King has also acted as Chairman of the Board of McM and Chairman of all of its subsidiaries since February 1989. He served as President of Occidental Life and Peninsular Life Insurance Companies until McM sold those companies on October 24, 1991. Through December 1988, Mr. King served as Executive Vice President of McM, which he was named in January 1985. Prior to his affiliation with McM, Mr. King was Deputy Commissioner and Chief Examiner with the North Carolina Department of Insurance.

     Mr. Lee, Jr. has served as a director of McM since February 1989. Mr. Lee retired as an insurance executive in 1975. He served as President of Peninsular Life Insurance Company from 1959 to 1964 and as Chairman of the Board and Chief Executive Officer from 1964 to 1973.

     Mr. Lee III has served as a director of McM since January 1988. He is President and owner of Plan Analysts, a group insurance and estate planning organization located in Jacksonville, Florida, with which he has been associated for more than eight years.

     Mr. Sanchez has served as a director of McM since February 1989. He previously served as a director of McM from May 1985 to April 1988. He is the former owner and operator of Lonkita Farms, a thoroughbred horse racing and breeding operation located in Veguita, New Mexico. He is currently affiliated with Sun Construction & Real Estate Company in Albuquerque, New Mexico. Mr. Sanchez previously served as a director of British-American Insurance Company, Limited, Nassau, Bahamas.

     Mr. Stephano has served as a director of McM since August 1992. In March 1995, he was elected Chief Executive Officer of McM subsidiaries Occidental Fire & Casualty Company of North Carolina and Wilshire Insurance Company after having been named President of both companies in July 1994. He was named Chief Operating Officer of McM and subsidiaries in September 1992. Mr. Stephano was named Executive Vice President of McM in January 1988. He had been named Senior Vice President/Chief Financial Officer of McM in January 1985. His previous positions at McM have been Vice President, Chief Financial Officer and Treasurer beginning in November 1983; Vice President and Controller beginning in January 1983; Controller beginning in January 1982. Prior to his employment with McM, he served on the professional staff of Ernst & Young, an international public accounting firm.

     Mr. Woodson has served as a director of McM since August 1991. He previously served as a director of McM from December 1977 to May 1985. He is currently President of Enterprise Holdings Proprietary, Inc., a holding company for several private ventures. Mr. Woodson held various executive positions within the McM group of companies throughout his career, including Chairman of the Board of McM from December 1977 to May 1985.

DIRECTORS' FEES

     Directors who are not salaried officers are compensated at a rate of $15,000 per year plus $1,000 per diem for each Board or Board committee meeting attended and $1,000 per diem for travel associated with such meeting. The directors are also reimbursed for other expenses incurred in attending the meetings. Similarly, directors involved in special assignments are compensated at the rate of $1,000 per diem for special assignments and $1,000 per diem for travel associated with such special assignments. As with regular Board meetings, other expenses incurred by these directors in attending such special assignments are reimbursed.

     In addition, directors who are not salaried officers are compensated at a rate of $5,000 per year for each subsidiary company Board of Directors on which they serve. Per diem allowances are the same as those for serving on the McM Board of Directors except that no per diem allowances are paid if Board meetings are held concurrently. During 1995, all subsidiary Board meetings were held concurrently with McM Board meetings. Total fees in the amount of $274,625 were expended for all regular McM and subsidiary Board meetings, Board committee meetings and special assignments during 1995.

BOARD AND COMMITTEES OF THE BOARD

     The Board of Directors met six times in formal session during the 1995 fiscal year. Directors of the Board also met seven times for special assignments during 1995.

     The committees of the McM Board are Audit, Executive, Personnel, Investment and Compensation. The Company does not have a nominating committee. Due to the size of the McM Board, all the directors serve on the Personnel, Executive and Investment Committees. Only directors who are not salaried officers serve as members of the Audit and Compensation Committees.

     The Audit Committee met two times during 1995, with R. Peyton Woodson III acting as Chairman. The Audit Committee reviews the arrangement, scope and results of the external audit, considers comments made by the independent auditors with regard to internal controls and the response of management to such comments.

     The Executive Committee did not meet during 1995. The Executive Committee has been granted the authority of the Board in the management of the business affairs of McM when the Board is not in session.

     The Personnel Committee met three times during 1995, with Michael A. DiGregorio acting as Chairman. The Personnel Committee reviews and monitors compensation plans including incentive compensation and benefit plans, other than those addressed by the Compensation Committee. The Personnel Committee is also responsible for management succession planning.

     The Investment Committee met four times during 1995, with Laurence F. Lee, Jr., acting as Chairman. The Investment Committee formulates investment strategy and policy and ratifies all investment transactions.

     The Compensation Committee met two times during 1995, with Laurence F. Lee III acting as Chairman. The Compensation Committee, comprised of independent directors who are not employees of McM or its subsidiaries, is charged with administering and monitoring the compensation and incentive plans for executive officers of McM and issues an annual report on compensation policies for inclusion in McM's proxy statement.

EXECUTIVE OFFICERS OF MCM CORPORATION

     The table below sets forth the names and ages of all executive officers of McM, all positions and offices with McM presently held by each such person, and the period of service as an officer with McM and subsidiaries.

                                                              PERIOD OF
                                                              SERVICE AS
     NAME                AGE             OFFICES              AN OFFICER
     ----                ---             -------              ----------
George E. King           65       President and Chief           12/77
                                  Executive Officer

Stephen L. Stephano      42       Executive Vice President       1/82
                                  and Chief Operating Officer

     Mr. King - See "Business Experience of the Directors."

     Mr. Stephano - See "Business Experience of the Directors."



                EXECUTIVE OFFICERS' SUMMARY COMPENSATION TABLE

                                                                         Long Term Compensation
                                                                  ------------------------------------
                               Annual Compensation                        Awards           Payouts
                      ------------------------------------------- ------------------------------------
                                                       Other                  Securities
Name and                                               Annual      Restricted Underlying                All Other
Principal                                              Compen-     Stock        Options    LTIP         Compensa-
Position              Year   Salary($)   Bonus($)   sation($)(3)   Award(s)($)    (#)      Payouts($)   tion($)(4)
- --------              ----   ---------   --------   ------------   -----------  --------   ----------   ----------
George E. King(1)      1995   259,995      97,600        ---          ---         ---        9,324         6,886
 President/CEO         1994   250,003      78,267        ---          ---        50,000       ---          6,604
                       1993   231,990      58,375        ---          ---        21,481       ---          6,157

Stephen L. Stephano(2) 1995   192,400      72,250(5)     ---          ---         ---        6,301           971
 Exec. VP/COO          1994   185,000      52,925        ---          ---        50,000       ---            941
                       1993   156,750      34,983        ---          ---        21,481       ---        157,633


(1) Effective February 6, 1989, the Company entered into a contract of employment with Mr. King. The contract, as amended effective March 28, 1990, October 18, 1990, December 30, 1991, February 1, 1993, September 1, 1993, and March 16, 1995, provides that Mr. King be employed as President and Chief Executive Officer for the period February 16, 1989, through December 31, 1996. The contract provides base salary and such additional discretionary bonuses, stock options or other compensation or increases in compensation, if any, as may be authorized by the Company.
(2) In January 1989, the Company entered into a contract with Mr. Stephano that provided for the payment of twelve months' salary to be made upon the occurrence of certain events. The agreement with Mr. Stephano provided for this payment upon the earliest occurrence of the sale of substantially all of the Company's insurance subsidiaries, a change in control of McM or the expiration date (January 31, 1993) of the agreement. Accordingly, a payment of $156,750 (twelve months' salary) was made January 31, 1993, as required by Mr. Stephano's contract.

     Effective February 1, 1993, the Company entered into a contract of employment with Mr. Stephano, as amended September 1, 1993, and March 16, 1995. The contract provides that Mr. Stephano be employed as Executive Vice President and Chief Operating Officer of McM and President and Chief Executive Officer of McM subsidiaries through December 31, 1996. The contract provides base salary and such additional discretionary bonuses, stock options or other compensation or increases in compensation, if any, as may be authorized by the Company.

(3) Information regarding personal benefits totaled less than $50,000 or 10% of annual salary and bonus.

(4) As to $156,750 for Mr. Stephano in 1993, see Footnote 2 regarding payment made to Mr. Stephano under the terms of his contract. The remaining amounts noted represent premiums paid by the Company on behalf of executive officers for supplemental term life insurance.

(5) Mr. Stephano also received 50,000 shares of phantom stock. See table entitled "Long Term Incentive Plans - Awards in Last Fiscal Year."


           LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR(1)



                                                             Estimated Future Payouts under Non-Stock
                                                                        Price-Based Plans
                                                            ------------------------------------------

                                           Performance
                          Number of        or Other
                          Shares, Units    Period Until
                          or Other         Maturation or    Threshold        Target           Maximum
         Name             Rights (#)       Payout           ($ or #)         ($ or #)         ($ or #)
- ------------------------------------------------------------------------------------------------------
Stephen L. Stephano       50,000               (2)              -               -                -
Executive VP/COO


(1) During 1994, the McM Board of Directors adopted the McM Phantom Stock Plan (the "Plan"). The Plan was specifically developed to provide an incentive to accomplish the Company's goal of long-term retention of key executives. Effective January 19, 1995, Mr. Stephano was awarded 50,000 shares of phantom stock pursuant to the Plan.

(2) Vesting of any award under the Plan is based upon a minimum period of service of five years with full vesting after ten years. Recipients of phantom stock awards are entitled to receive a lump sum cash payment equal to (a) the fair market value per share of McM common stock at the applicable Maturity Date (as defined in the Plan), including the cumulative amount of dividends per share paid between the Award Date (as defined in the Plan) and the Maturity Date multiplied by (b) the number of shares of phantom stock held by the recipient that have reached maturity under the terms of the Plan. Irrespective of the vesting requirements noted above, should Mr. Stephano be terminated involuntarily without cause, a minimum of 20%, or 10,000 shares, of phantom stock would become vested. In addition, upon the death or total and permanent disability of Mr. Stephano all shares of phantom stock awarded under the Plan would immediately mature.


                                RETIREMENT PLAN

     Officers of McM, including the named executive officers, participate in the McM Corporation Retirement Plan. A sample retirement benefit table for the Retirement Plan is outlined below showing the anticipated annual amount of normal retirement benefits associated with final average earnings and the number of years of service for the named executive officers.


                             RETIREMENT PLAN TABLE


Participants' Final                 Years of Service
 Average Earnings       15       20        25        30        35
- -------------------------------------------------------------------
     $125,000        $34,811  $46,415  $ 58,019  $ 69,623  $ 81,226
     $150,000         42,311   56,415    70,519    84,623    98,726
     $175,000         49,811   66,415    83,019    99,623   116,226
     $200,000         57,311   76,415    95,519   114,623   133,726
     $225,000         64,811   86,415   108,019   129,623   151,226
     $250,000         72,311   96,415   120,519   144,623   168,726

     Benefits under the Retirement Plan are determined by multiplying a participant's final average earnings (the best five consecutive years of the last ten years) by 1.35% times the years of benefit service, multiplying a participant's final average earnings in excess of Social Security Average Wages by .65% times the years of benefit service (not in excess of 35 years) and adding the two results together.

     Under federal law, the amount of compensation which may be considered for purposes of calculating benefits is limited. That amount will be adjusted periodically for inflation in increments of $10,000. The 1995 limit is $150,000 and will not change for 1996 benefit calculations. Benefits paid to participants are reduced in the event of earlier retirement. The estimated credited years of service for McM's executive officers are 17 years for Mr. King and 15 years for Mr. Stephano. Benefits shown in the Retirement Plan Table are not subject to any deduction for social security or other offset amounts.

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES


                                                              Number of Securities              Value of
                                                                   Underlying                 Unexercised
                                                                   Unexercised                In-the-Money
                                                                     Options                   Options at
                                                                   12/31/95(#)               at 12/31/95($)

                          Shares Acquired            Value        Exercisable/               Exercisable/
Name                       on Exercise(#)         Realized($)     Unexercisable              Unexercisable
- ----------------------------------------------------------------------------------------------------------------
George E. King                 -0-                    -0-           18,592 / 52,889           59,201 / 153,680
President/CEO

Stephen L. Stephano            -0-                    -0-           18,592 / 52,889           59,201 / 153,680
Executive VP/COO



                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change on the cumulative total shareholder return on the Company's common stock against the cumulative total return of the S&P 500 Composite Index and the Center for Research in Security Prices Index (CRSP) for NASDAQ Stocks (U.S. Insurance Companies) Insurance Composite, comprised of 125 listed insurance companies, for the five-year period beginning December 31, 1990, and ending December 31, 1995. The values are based on the assumption that the value of the investment in McM and each comparative index was $100 on December 31, 1990, and that all dividends were reinvested.



                      COMPARISON OF FIVE YEAR CUMULATIVE
               RETURN AMONG MCM CORPORATION, S&P 500 INDEX AND
                CRSP INDEX FOR NASDAQ STOCKS (U.S. COMPANIES)

                                                   CRSP Index for
  Measurement Period          McM        S&P        NASDAQ Stocks
(Fiscal Year Covered)        Corp     500 INDEX   (U.S. Companies)
- ---------------------        ----     ---------   ----------------
Measurement Pt-12/31/90     $100       $100            $100

FYE 12/31/91                $107.7     $130.7          $138.9
FYE 12/31/92                $ 30.8     $140.7          $192.7
FYE 12/31/93                $ 42.3     $154.4          $218.1
FYE 12/31/94                $ 76.9     $156.5          $231.3
FYE 12/31/95                $161.5     $215.4          $323.3

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, which consists of independent directors who are not employees of the Company or its subsidiaries, has furnished the following report on executive compensation:

     In evaluating the performance and setting the compensation of the executive officers of the Company, the Committee has, in recent years, taken particular note of the requirements for the restructuring of McM's organization as well as the difficulty in retaining career executives in an uncertain operating environment. This restructuring included strategic divestitures to adjust for changing market conditions, difficult regulatory and economic environments and historical problems facing McM. The Committee recognizes management's success in achieving the turnaround in McM's financial performance and in restoring growth in earnings and shareholder value.

     Based on its evaluation of these factors, the Committee is confident that the executive officers of McM are dedicated to achieving significant improvements in long term financial performance and that the compensation, policies, plans and programs the Committee has implemented and administered contribute to achieving the Company's objectives.

     The Compensation Committee of the Board of Directors has developed and is implementing executive compensation policies, plans and programs in an effort to enhance the profitability of the Company and thus shareholder value by closely aligning the financial interests of McM's executive officers with those of its shareholders. To accomplish these goals, the Company relies on base salary, incentive compensation and other long term compensation plans to attract and retain key executive officers with outstanding abilities and to motivate them to perform to the full extent of their abilities.

     The base salaries are fixed at competitive levels paid to senior executives with comparable qualifications, experience and responsibilities as other companies engaged in the same or similar businesses as McM. The Committee reviews with the McM Board of Directors and recommends, and the Board approves, with any modifications it deems appropriate, an annual salary plan for the Company's executive officers (including the Chief Executive Officer). Such salary plan is based on industry, peer group and national surveys and performance judgments as to the past and expected future contributions of the individual senior executives. In addition, the Committee periodically is advised by independent compensation consultants concerning salary competitiveness.

     The incentive compensation for the current year has been closely tied to McM's success in achieving financial performance goals of the ongoing property and casualty operations as defined in the McM

Corporation Key Executive Incentive Compensation Plan. The incentive compensation provided under the plan is dependent upon attaining a percentage of target plan income for each year as defined by the plan. Portions of incentive awards under the plan are held back to be paid only upon the achievement of earnings performance in future years.

     Mr. King's base salary was increased 4% effective January 1, 1995. His base salary was determined after a careful evaluation by the Compensation Committee of competitive industry data and other subjective factors, including the importance of and the skills required for this key position as well as Mr. King's overall performance. In addition, the 1995 salary increase was influenced by a corporate goal to cap salary increases at 4% companywide. Mr. King also received an incentive award under the incentive compensation plan described above.

     During each fiscal year, the Committee considers the desirability of granting executive officers' awards under the Company's 1986 Employee Incentive Stock Option Plan, which provides for the granting of stock options. The Committee believes that stock option grants afford a long-term compensation method because they closely link the interests of management with shareholder value and directly join the financial interest of executive officers with those of McM shareholders. In determining the grants of stock options to the executive officers, including the Chief Executive Officer, the Committee considers the accountability, strategic and operational goals, anticipated performance requirements and contributions of the executive officers. During 1995, the Committee granted no options.

     During 1994, the McM Board of Directors adopted the McM Corporation Phantom Stock Plan as recommended by the Compensation Committee. This plan was specifically developed to provide a strong incentive to accomplish the long term retention of key executives. In determining eligibility of an executive to receive awards under this plan, the Compensation Committee considers the position held by the executive, the value of the executive's services and the responsibilities of the executive for the long-term growth and profitability of the Company and its subsidiaries. Vesting of any award under the plan is based upon a minimum period of service of five years with full vesting after ten years. Recipients of phantom stock awards are entitled to receive a lump sum cash payment equal to (a) the fair market value per share of McM common stock at the applicable maturity date, including the cumulative amount of dividends per share paid between the award date and the maturity date, as defined in the plan, multiplied by (b) the number of units of phantom stock held by the recipient that have reached maturity under the terms of the plan. Effective January 19, 1995, Mr. Stephen L. Stephano was awarded 50,000 shares of phantom stock pursuant to the plan.

     The McM Corporation Equity Appreciation Rights Plan (the "EARs Plan") allows awards of equity appreciation rights to key officers of McM. The Compensation Committee determines to whom rights are awarded, the number of rights to be awarded and the terms of such rights. Grantees of rights are entitled to receive the net appreciation between grant date book value of one share of McM common stock and the exercise date book value of one share of McM common stock. Currently, no rights have been awarded under the plan.

               Respectfully submitted,

               Compensation Committee
               Laurence F. Lee III, Acting Chairman
               Michael A. DiGregorio
               Laurence F. Lee, Jr.
               Claude G. Sanchez, Jr.
               R. Peyton Woodson III



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Laurence F. Lee, Jr. served as President of Peninsular Life Insurance Company from 1959 to 1964 and as Chairman of the Board and Chief Executive Officer from 1964 to 1973. He also served as a director of Occidental Life Insurance Company from 1950 until 1972. Both of those McM subsidiaries were sold in 1991. Mr. R. Peyton Woodson III held various executive positions with the McM group of companies throughout his career, including Chairman of the Board of McM from December 1977 to May 1985.


                                  APPROVAL OF
                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                                       OF
                                MCM CORPORATION

     On March 28, 1996, the Board of Directors of McM recommended for submission to the shareholders of McM the 1996 Employee Incentive Stock Option Plan (the "Option Plan"), attached hereto as Appendix A. Accordingly, at the Annual Meeting the shareholders of McM will be asked to approve the Option Plan as recommended by the Board of Directors (the "Board"). McM's current Employee Incentive Stock Option Plan, which was adopted May 16, 1986, expires by its own terms on May 15, 1996.

SUMMARY OF THE OPTION PLAN

     The Option Plan is intended to (i) encourage and enable selected key employees of McM and its affiliates to acquire or increase their holdings of common stock of McM in order to promote a closer identification of their interests with those of McM and its shareholders by reinforcing the relationship between their rewards and shareholder gains, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of McM; (ii) maintain competitive compensation levels; and (iii) provide an incentive to those receiving stock options ("Optionees") to continue employment with McM.

     Under the Option Plan, stock options ("Options") may be granted to key employees (who may also be officers of McM) at any time on and after the effective date of the Option Plan, May 23, 1996, and prior to termination of the Option Plan. The shares that may be issued pursuant to Options granted under the Option Plan shall not exceed in the aggregate 300,000 shares of common stock of the Company.

     The Board may amend or terminate the Option Plan, but cannot change without shareholder approval the aggregate number of shares which may be issued under the Option Plan (other than a modification incident to a change in capitalization such as a stock dividend or stock split) or the class of employees eligible to receive options under the Option Plan. Furthermore, no amendment or termination of the Option Plan which would adversely affect Options outstanding at the time of such amendment or termination is permitted.

     The Option Plan is administered by a Committee of non-employee directors appointed by the Board (the "Committee"). The Committee has full authority to determine the employees who are to receive Options under the Option Plan, the number of shares subject to each Option, the time or times at which Options will be granted and become exercisable, and the duration of the periods of exercisability, which under no circumstance may exceed ten years from the date the Option is granted. The Committee is also authorized to adopt rules and regulations under the Option Plan, and to interpret the Option Plan and its rules and regulations. The members of the Committee are not eligible to receive Options under the Option Plan.

     Options may be granted only to persons who are employees of McM. The individuals selected by the Committee to receive Options must be key employees; that is, those employees who, in the judgment of the Committee, are in a position materially to affect the profits of McM by reason of the nature and extent of their duties and responsibilities.

     The Option Price (as defined in the Option Plan) will be 100% of the fair market value of the shares subject to the Option at the time the Option is granted. The fair market value will be determined in good faith by the Committee, and generally will be the closing price of McM shares on the day preceding the day the Option is granted, or if unavailable, the mean between the closing bid and closing asked quotations in the open market on the day preceding the day the Option is granted or, if this information is unavailable, by means prescribed by the Internal Revenue Code (the "Code").

     For an Optionee who, at the time of the granting of an Option, owns more than ten percent of the total combined voting power of all classes of stock of McM or any parent or subsidiary of McM, the option period will be five years or less, and the Option Price will be 110% of the fair market value on the date of grant.

     Upon the exercise of any Option under the Option Plan, the Option Price is payable to McM in cash. The proceeds of all stock purchased under the Option Plan will be used by McM for general corporate purposes.

     Options may be exercised only during continued employment. However, an Option may be exercised within twelve months after death, or within three months less one day after termination of employment because of retirement, disability, or at the election of the Optionee with Committee consent. If an Optionee's employment terminates for any other reason, his Option will terminate. If an Option expires without being exercised, shares subject to the Option may be subject to another Option by the Committee at any time prior to the termination of the Option Plan.

     The term of the Option Plan is ten years. No Options granted under the Option Plan may be transferred otherwise than by will or by the laws of descent and distribution. No Options have yet been granted under the proposed Option Plan.

SUMMARY OF TAX CONSEQUENCES

     The following discussion of certain federal income tax consequences of the Option Plan is based on the Code provisions in effect on the date of this proxy statement, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending upon the personal circumstances of the individual employee.

     It is intended that the Options to be issued under the Option Plan will constitute incentive stock options under Section 422 of the Code. Under the provisions of that Section, an employee receiving an incentive stock option under the Option Plan will not be in receipt of taxable income upon the grant of the Option or upon its exercise. If shares received by an Optionee upon the exercise of an Option are held for the required holding periods (one year from the date of transfer of the shares on exercise of the Option, and two years from the date the Option was granted), any gain realized by the Optionee upon a sale of such shares will constitute long-term capital gain to the Optionee for federal income tax purposes. McM will not be entitled to any deduction in connection with the issuance or exercise of any incentive stock option if the holding period requirements are satisfied.

     If any Optionee disposes of shares acquired pursuant to the Option Plan before the expiration of the requisite holding periods, the Optionee generally will realize ordinary income in the year of the sale in an amount equal to the difference between the Option Price and the fair market value of the stock on the date of exercise. The balance of the Optionee's gain on the disposition of the shares will be taxed as long-term capital gain, provided that the long-term capital gain holding period is satisfied. In this event, McM would be entitled to a deduction in the year of disposition equal to the amount of income taxed to the employee, provided applicable federal income tax withholding requirements are satisfied.

     This description of the Option Plan is qualified in its entirety by reference to the text of the Option Plan which is attached to this proxy statement as Appendix A and is incorporated herein by reference.

     On March 29, 1996, the closing price of the common stock of the Company was $4.75.

AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING IS REQUIRED TO ADOPT AND APPROVE THE OPTION PLAN, PROVIDED THAT A QUORUM IS PRESENT. NEITHER ABSTENTIONS NOR BROKER NON-VOTES WILL BE CONSIDERED AS VOTES CAST FOR PURPOSES OF DETERMINING WHETHER THE OPTION PLAN HAS BEEN ADOPTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN OF MCM CORPORATION.


                                APPROVAL OF THE
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                                MCM CORPORATION

         On March 28, 1996, the Board of Directors of McM Corporation recommended for submission to the shareholders the 1996 Employee Stock Purchase Plan of McM Corporation (the "Purchase Plan"), a stock purchase plan that reserves 300,000 shares of common stock of the Company for purchase by eligible employees of the Company through payroll deductions. At the Annual Meeting the shareholders of the Company will be asked to approve the Purchase Plan (attached hereto as Appendix B) as recommended by the Board of Directors (the "Board").

SUMMARY OF THE PLAN

         The Purchase Plan is designed to provide a method by which eligible employees of the Company and its subsidiaries may purchase shares of common stock of the Company through payroll deductions at favorable prices, therefore being given the opportunity to acquire an additional interest in the prosperity, growth and earnings of the Company and a further incentive to promote the best interests of the Company and its shareholders. Under the Purchase Plan, eligible employees of the Company are given options ("Options") the first of which commences on July 1, 1996, and the next ten of which commence on

January 1 of years 1997-2006 (the "Offering Dates"). Each Option gives the employee the ability to purchase common stock of the Company at a price equal to 90% of the closing price of the common stock of the Company on the day preceding the applicable purchase date or, if unavailable for that date, the most recent preceding closing price.

         Each employee participating in the Purchase Plan shall be granted an Option, on the applicable Offering Date, for as many whole shares of McM stock as the employee may elect to purchase with up to 15% of the base salary received during the specified Offering Period (as defined below) or during whatever portion the employee participates, to be paid by payroll deductions withheld by the Company during the Offering Period. However, in no event shall the employee be given an Option that accrues at a rate that exceeds $25,000 of the fair market value of such stock (such value being determined as of the applicable Offering Date) for each calendar year in which the Option is outstanding at any time. The Offering Period is the period between the Offering Date and the end of the year following the Offering Date. The employees' shares will be purchased on the tenth business day following the end of each calendar quarter (the "Purchase Date").

         The employees eligible to participate in the Purchase Plan are employees who have been employed by the Company or a subsidiary for at least six months, regularly work more than 20 hours per week, and would not, after grant of the Option, own 5% or more of the total outstanding voting stock of the Company (including shares underlying outstanding options held by the employee). On March 29, 1996, approximately 123 employees of the Company and/or its subsidiaries were eligible to participate in the Purchase Plan.

         Participating employees may cancel their payroll deduction authorizations under the Purchase Plan at any time prior to each Purchase Date for that Offering Period. Payroll deduction authorizations of employees who are terminated while participating in the Purchase Plan (or who are laid off or on leave for a period of 90 days or more) will be canceled upon such termination (or 90th day). Payroll deduction authorizations of employees who retire or die while participating in the Purchase Plan are canceled. Upon cancellation of a payroll deduction authorization, funds previously deposited by such employees will be returned to the employees without interest.

         The rights of employees participating in the Purchase Plan are not transferable. A committee appointed by the Board, the members of which are not eligible employees under the Purchase Plan, shall administer the Purchase Plan. The Board may amend or terminate the Purchase Plan at any time without notice; provided, however, that no participating employee's existing rights are adversely affected and that no such amendment may, without shareholder approval, (i) decrease the purchase price for shares, (ii) extend the duration of the Purchase Plan or (iii) increase the number of shares offered under the Purchase Plan.

         The effective date of the Purchase Plan will be July 1, 1996, and will terminate on June 30, 2006, unless earlier terminated by the Board.

SUMMARY OF TAX CONSEQUENCES

         The following discussion of certain federal income tax consequences of the Purchase Plan is based on the Internal Revenue Code provisions in effect on the date of this proxy statement, current regulations thereunder and existing administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and the tax consequences may vary depending upon the personal circumstances of the individual employee.

         For federal income tax purposes, an employee does not realize income at the time of entry into the Purchase Plan or at the time of purchases under the Purchase Plan. If no disposition of the shares purchased by an employee under the Purchase Plan occurs within two years of the applicable Offering Date or within one year from the applicable Purchase Date, he or she will be taxed on the shares at the time of their disposition, and there will be no tax consequences to the Company. If a participating employee disposes of the shares purchased under the Purchase Plan prior to the time periods referenced in the preceding sentence, the employee will be deemed to have received ordinary income equal to the difference between the value of the shares on the Purchase Date and the purchase price paid by the employee, and the Company will be allowed a tax deduction equal to the amount of ordinary income deemed to have been received by the employee. Any further gain is treated as capital gain to the employee.

         This description of the Purchase Plan is qualified in its entirety by reference to the text of the Purchase Plan which is attached to this proxy statement as Appendix B and is incorporated herein by reference.

         On March 29, 1996, the closing price of the common stock of the Company was $4.75.

AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING IS REQUIRED TO ADOPT AND APPROVE THE PURCHASE PLAN, PROVIDED THAT A QUORUM IS PRESENT. NEITHER ABSTENTIONS NOR BROKER NON-VOTES WILL BE CONSIDERED AS VOTES CAST FOR PURPOSES OF DETERMINING WHETHER THE PURCHASE PLAN HAS BEEN ADOPTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN OF MCM CORPORATION.

                               NEW PLAN BENEFITS

     Set forth in the table below are the hypothetical benefits or amounts that would be received by or allocated to the persons and groups referenced for each of the Employee Incentive Stock Option Plan and the Employee Stock Purchase Plan based on the assumptions specified in the footnotes to the table. None of the benefits or amounts that actually will be received are determinable at this time.

- ------------------------------------------------------------------------------
                                                            Employee Incentive
                                       Employee Stock       Stock Option Plan
                                       Purchase Plan           (# of shares
Name and Position                      (# of Units)        subject to options)
- ------------------------------------------------------------------------------
George E. King
  President/CEO                            (1)                 (2)

Stephen L. Stephano
  Exec. VP/COO                             (1)                 (2)

Executive Group
  (2 persons)                              (1)                 (2)

Non-Executive
   Director Group                           0                   0
   (5 persons)

Non-Executive
Officer Employee Group                     (1)                 (2)
- ------------------------------------------------------------------------------

(1) It is not possible to determine how many eligible employees will participate in the proposed Purchase Plan in the future. Therefore, it is not possible to determine the dollar value or number of shares that will be distributed under the Purchase Plan. However, for any calendar year, the maximum discount calculated at the Offering Date for any individual is $2,500. None of the non-executive directors of McM are eligible to participate in the Employee Stock Purchase Plan.

(2) The selection of recipients of options under the proposed Option Plan and the number of shares of McM stock subject to options granted thereunder are at the discretion of the Board committee administering the Option Plan and are not determinable. No options were received by the respective individuals and groups in 1995 under McM's existing stock option plan. None of the non-executive directors of McM are eligible to participate in the Option Plan.

                                APPROVAL OF THE
                    1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                                       OF
                                MCM CORPORATION

     On March 28, 1996, the Board of Directors of McM recommended for submission to the shareholders of McM the 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), attached hereto as Appendix C. Accordingly, at the Annual Meeting the shareholders of McM will be asked to approve the Directors' Plan as recommended by the Board of Directors (the "Board").

     The Directors' Plan is designed to further align the interests of directors and shareholders through increased ownership of McM common stock by the directors. The Directors' Plan would enable directors who are not also employees of McM ("Participants") to make an irrevocable election to receive all or a percentage of their fees for services as a member of the Board in shares of common stock of the Company ("Common Stock") at current market prices. If shareholder approval of the Directors' Plan is obtained and certain other conditions are satisfied, the acquisition of Common Stock by Participants will not be treated as a purchase for short-swing profit purposes under Section 16 of the Securities Exchange Act of 1934, as amended. If the Securities and Exchange Commission adopts its proposed new Section 16 rules, Participants will be able to change their elections under the Plan by giving notice at least six months prior to the effective date of the change.

     The effective date of the Directors' Plan will be July 1, 1996. The Directors' Plan will terminate on June 30, 2001, unless earlier terminated by the Board. The Directors' Plan will be administered by a Committee appointed by the Board. The total number of shares of common stock that may be distributed under the Directors' Plan will not exceed 100,000 shares, which shall be issued from authorized but unissued shares.

     Whole shares of the Company's Common Stock issuable to a Participant pursuant to the Directors' Plan shall be calculated using a purchase price equal to the closing price of the Common Stock of the Company on the day preceding each applicable Purchase Date (as defined in the Directors' Plan), or if unavailable, the most recent preceding closing price. Any excess funds after such purchase shall be carried forward. The Purchase Date shall be the
tenth business day following the end of each calendar quarter.   All shares
issued under the Directors' Plan shall be held in a book-entry account unless a Participant elects to receive a stock certificate representing the number of whole shares acquired.

     The election by a director to receive all or a percentage of his fees for services as a member of the Board in shares of Common Stock does not alter the income tax treatment relating to such fees for either the director or the Company.

     This description of the Directors' Plan is qualified in its entirety by reference to the text of the Directors' Plan which is attached to this proxy statement as Appendix C and is incorporated herein by reference.

     On March 29, 1996, the closing price of the common stock of the Company was $4.75.

AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING IS REQUIRED TO ADOPT AND APPROVE THE DIRECTORS' PLAN, PROVIDED THAT A QUORUM IS PRESENT. NEITHER ABSTENTIONS NOR BROKER NON-VOTES WILL BE CONSIDERED AS VOTES CAST FOR PURPOSES OF DETERMINING WHETHER THE DIRECTORS' PLAN HAS BEEN ADOPTED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN OF MCM CORPORATION.


               REPORTING UNDER SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 governs the disclosure of ownership of and transactions in securities of a publicly traded company by officers and directors who are deemed to be insiders of the Company. Insiders are required to use Securities and Exchange Commission Forms 3, 4 and 5 for filing the information required by Section 16(a).

     Form 3, the Initial Statement of Beneficial Ownership, must be filed within ten days after the date a person becomes an insider, even if he or she owns no stock in the Company. Form 4, the Statement of Change of Beneficial Ownership, is designed to update the SEC on any changes in an insider's beneficial ownership of the Company's stock that may not be deferred until that year's Form 5 filing is due. Form 5, the Annual Statement of Beneficial Ownership of Securities, reports changes in an insider's beneficial ownership of the Company's stock which have not previously been reported on a Form 4 and is required to be filed on or before February 14 of each year by all insiders having reportable transactions during the year that have not yet been reported.

     During the most recent fiscal year the following insiders filed late the reports indicated below:

         -- Michael A. DiGregorio, elected as a director of McM Corporation on May 11, 1995, filed late the Form 3 required as a result of his election as director. Mr. DiGregorio owned no shares of McM Corporation at the time he was elected as director. All subsequent required filings have been made by Mr. DiGregorio on a timely basis.

         -- Jeffrey L. Ellis, named as a Vice President of an McM Corporation subsidiary on June 12, 1995, filed late the Form 3 required as a result of his employment as Vice President. Mr. Ellis owned no shares of McM Corporation at the time he was named an officer. All subsequent required filings have been made by Mr. Ellis on a timely basis.


                              INDEPENDENT AUDITORS

     The Board of Directors has not selected independent auditors of McM for the current fiscal year. The Audit Committee of the Board of Directors is expected to formally complete its selection in the near future. Ernst & Young, a nationally known firm of certified public accountants, has served as auditors of McM since its formation.

     Representatives of Ernst & Young will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                              ACTIONS TO BE TAKEN

     The Annual Meeting is called for the purposes set forth in the Notice. Management does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the Form of Proxy and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote on such matters in accordance with their judgment.


                             SHAREHOLDER PROPOSALS

     Appropriate proposals of shareholders intended to be presented at the Company's next annual meeting of shareholders must be received by the Company by December 26, 1996, for inclusion in its proxy statement and form of proxy relating to that meeting.


                         ANNUAL REPORT TO SHAREHOLDERS

     The 1995 Annual Report to Shareholders of McM Corporation for the year ended December 31, 1995, is enclosed. The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" is hereby incorporated herein by reference.

     UPON WRITTEN REQUEST OF ANY PERSON ENTITLED TO VOTE AT THE MEETING, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1995, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934. REQUESTS SHOULD BE ADDRESSED TO: CORPORATE SECRETARY, MCM CORPORATION, 702 OBERLIN ROAD, POST OFFICE BOX 12317, RALEIGH, NORTH CAROLINA 27605.

                                                                     APPENDIX A


                   1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN
                                       OF
                                McM CORPORATION

     The 1996 Employee Incentive Stock Option Plan (the "Option Plan") is intended to a) encourage and enable selected key employees of McM Corporation (the "Company") and its affiliates to acquire or to increase their holdings of common stock of the Company (the "Common Stock") in order to promote a closer identification of their interests with those of the Company and its shareholders by reinforcing the relationship between Optionees' [as defined in paragraph 4(d)] rewards and shareholder gains, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Company; b) maintain competitive compensation levels; and c) provide an incentive to Optionees to continue employment with the Company and/or its affiliates. These purposes will be carried out through the granting of incentive stock options ("Options") as herein provided.

1.   Administration of the Option Plan

          (a) The Option Plan shall be administered by a committee (the "Committee") comprised of non-employee directors of the Company, as appointed by the Board of Directors of the Company (the "Board"). The members of the Committee shall not be eligible to participate in the Option Plan or any other stock option plan (other than a Directors' Plan, as defined below) sponsored by the Company or any Related Company [as defined in paragraph 10(a)] entitling participants to acquire stock, stock options or stock appreciation rights of the Company or any Related Company, and shall not have been eligible to participate in the Option Plan or any such plan within one year of their appointment to the Committee. For purposes of this paragraph 1(a), a "Directors' Plan" shall mean a non-discretionary stock option or stock appreciation rights plan maintained for the benefit of non-employee directors of the Company or any Related Company which has been approved by the shareholders of the Company or such Related Company and which otherwise satisfies the requirements of Rule 16b-3 of the Securities Exchange Act of 1934.

          (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee. Any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Option Plan, the Committee shall have full and final authority in its discretion to take any action with respect to the Option Plan including, without limitation, the following:
     (i) to determine the individuals or classes of individuals eligible to receive Options, when Options shall be granted, the number of shares to be subject to each Option, the Option Price (determined in accordance with paragraph 5), the Option Period (as defined in paragraph 6), and the time or times when each Option shall become exercisable; (ii) to impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; (iii) to prescribe the form or forms of the agreements evidencing any Options granted under the Option Plan (the "Option Agreements," more particularly described in pararaph 11); (iv) to establish, amend and rescind rules and regulations for the administration of the Option Plan; (v) to construe and interpret the Option Plan, the rules and regulations thereof, and the Option Agreements; and (vi) to make all other determinations deemed necessary or advisable for implementation and administration of the Option Plan.


2.   Effective Date

     The effective date of the Option Plan shall be May 23, 1996. Options may be granted under the Option Plan on and after the effective date, but in no event after May 22, 2006.

3.   Shares Subject to the Option Plan

     The shares that may be issued pursuant to Options granted under the Option Plan shall not exceed in the aggregate 300,000 shares of common stock of the Company. Any shares subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subjected to an Option granted under the Option Plan.

4.   Eligibility

     An Option may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Option is granted:

          (a) The individual is an employee of the Company or a Related Company. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Company or a Related Company the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

          (b) The individual falls within the classification of key employees of the Company or a Related Company. For this purpose, "key employees" are those employees who the Committee determines are in a position to materially affect the profits of the Company or such Related Company by reason of the nature and extent of each such employee's duties, responsibilities, personal capabilities, performance and potential.

          (c) The individual does not own, immediately before the time that the Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or a Related Company; provided, however, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Company or a Related Company may be granted an Option if at the time such Option is granted the Option Price is greater than or equal to 110 percent of the fair market value of the shares subject to the Option and the Option by its own terms is not exercisable after the expiration of five years from the date such Option is granted. For this purpose, an individual will be deemed to own stock which is attributed to him or her under Section 424(d) of the Internal Revenue Code (the "Code").

          (d) The individual, being otherwise eligible under this paragraph 4, is selected by the Committee as an individual to whom an Option shall be granted (an "Optionee").

5.   Option Price

     The price per share at which an Option may be exercised (the "Option Price") shall be the fair market value per share of the shares on the date the Option is granted. For this purpose, the following rules shall apply:

          (a) An Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option.

          (b) The fair market value of the shares shall be determined in good faith by the Committee and shall be calculated using the closing price of the Common Stock on the day preceding the day the Option is granted or, if unavailable, the mean between the closing bid and closing asked quotations in the open market on the day preceding the day the Option is granted, or if there are no such quotations in the Common Stock or no such sale on such day, the fair market value shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the

     Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

          (c) In no event shall there become exercisable by the Optionee for the first time in any one calendar year Options granted with respect to shares having an aggregate fair market value (determined at the time the Options are granted) greater than $100,000.

6.   Option Period and Limitations on the Right to Exercise Options

          (a) The period during which an Option may be exercised (the "Option Period") shall be determined by the Committee when the Option is granted and shall not extend more than ten years from the date on which the Option is granted. An Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions, as shall be determined by the Committee and set forth in the pertinent Option Agreement, subject to the rights granted herein to the Committee in specified circumstances to accelerate the time when Options may be exercised. No portion of an Option shall be exercisable before the expiration of twelve months after the Option Plan has been approved by the shareholders of the Company pursuant to paragraph 14. Any Option or portion thereof not exercised before the expiration of the Option Period shall terminate.

          (b) An Option may be exercised by giving written notice of at least ten days to the Committee at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to such Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price in cash.

          (c) No Option shall be exercised unless the Optionee is, at the time of exercise, an employee as described in paragraph 4(a), and has been an employee continuously since the date the Option was granted, subject to the following:

               (i) An Option shall not be affected by any change in the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Company or a Related Company.

               (ii) The employment relationship of an Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract.

               (iii) If the employment of the Optionee is terminated (A) because of retirement of the Optionee under the early, normal or delayed retirement provisions of any tax-qualified retirement plan maintained by the Company, (B) because of disability of the Optionee, or (C) voluntarily by the Optionee with the consent of the Committee, the Optionee may exercise his or her Option within three months after the termination of employment, but not after the close of the Option Period. Such Option may be exercised only to the extent that it was exercisable on the date of termination of his or her employment; provided that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which is not otherwise exercisable on the date of such termination of employment. For purposes of this paragraph 6(c)(iii), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall determine whether an Optionee is disabled within the meaning of this paragraph.

               (iv) If the employment of an Optionee is terminated as a result of the sale of all or substantially all of the stock or assets of a Related Company that employs such Optionee, any Option held by the Optionee that is outstanding on the date of termination of the Optionee's employment shall remain in effect, notwithstanding any provision of the Option Plan or the Option to the contrary, exercisable upon the terms set forth in the pertinent Option Agreement and the Option Plan until, and shall terminate upon, the earlier to occur of (A) a Change of Control [as defined in paragraph 6(f)] in the Company or (B) five years and one day from the date on which such Optionee's employment was terminated.

               (v) If the employment of an Optionee is terminated for a reason other than death or those reasons specified in paragraph 6(c)(iii) or paragraph 6(c)(iv), any Option held by the Optionee that is outstanding on the date of termination of the Optionee's employment shall terminate.

          (d) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to the Optionee or representatives, legatees or distributees under the Option Plan.

          (e) Nothing in the Option Plan shall confer upon the Optionee any right to continue in the employment of the Company or a Related Company, or to interfere in any way with the right of the Company or a Related Company to terminate the Optionee's employment at any time.

          (f) Notwithstanding any provision of the Option Plan or any Option Agreement thereunder to the contrary, in the event of a Change of Control all Options then outstanding shall become exercisable in full five (5) business days prior to the consummation of the Change of Control. For purposes of this paragraph 6, a "Change of Control" shall include:

               (i) a merger, consolidation, liquidation or dissolution of the Company,

               (ii) a sale of all or substantially all of the assets of the Company,

               (iii) the acquisition by any person (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), after the date of the Option Plan, of the beneficial ownership, directly or indirectly, of 25% or more of the voting power of the Company's then outstanding securities.

          (g) Notwithstanding any provision of the Option Plan to the contrary, in the event an Optionee is terminated as an employee of the Company within three months following a Change in Control, then all Options granted to such Optionee on or after the date of this Option Plan shall remain exercisable for a period of six months following such termination, provided, however, that such Option may not extend beyond the Option Period specified in the Option Agreement.

7.   Death of the Optionee

     If an Optionee dies (i) while he or she is an employee of the Company or a Related Company, or (ii) within three months after the date of termination of his or her employment in a manner described in paragraph 6(c)(iii), and if, when that death occurs, all or part of the Optionee's Option is outstanding, any portion of the Option which could have been exercised immediately before the Optionee's death shall be exercisable at any time within one year after the Optionee's death by the executor or administrator of the Optionee's estate, or by such person or persons as may acquire all or part of such Option by will or by the laws of intestate succession; provided, however, that no Option may be exercised after the close of the Option Period; and, provided further that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the date of the Optionee's death.

8.   Nontransferability of Options

     An Option shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession, and an Option shall be exercisable during the Optionee's lifetime only by the Optionee.

9.   Dilution or Other Adjustments

     If there is any change in the shares subject to Options under the Option Plan or to Options granted thereunder because of a merger, consolidation or reorganization involving the Company or a Related Company; if the Board declares a stock dividend or stock split to holders of shares that is distributable in shares; or if there is a change in the capital stock structure of the Company or a Related Company, the Committee shall make such adjustments to Options or to any provisions of the Option Plan as the Committee deems equitable to prevent dilution or enlargement of Options.

10.  Certain Definitions

     For purposes of the Option Plan, the following terms shall have the meaning indicated:

          (a) "Related Company" means any parent, subsidiary or predecessor of the Company.

          (b) "Parent" or "parent company" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time that the Option is granted, each corporation other than the Company owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (c) "Subsidiary" or "subsidiary company" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time that the Option is granted, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (d) "Predecessor" or "predecessor company" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Company, or a corporation which is a parent or subsidiary of the Company, or a predecessor of any such corporation.

          (e) In general, terms used in the Option Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock options.

11.  Option Agreements

     The grant of any Option under the Option Plan shall be evidenced by the execution of a 1996 Employee Incentive Stock Option Agreement (the "Option Agreement") between the Company and the Optionee. Such Option Agreement shall set forth the date of grant of the Option, the Option Price, the Option Period and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Option Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Committee shall determine which are consistent with the provisions of the Option Plan and applicable law and regulations.

12.  Restrictions on Shares

     The Company may impose such restrictions on any shares purchased under the Option Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any market or exchange upon which the shares are traded and under any blue sky or securities laws applicable to such shares. The Company may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

13.  Amendment or Termination

     The Option Plan may be amended or terminated by action of the Board; provided, that:

          (a) Any change in (i) the aggregate number of shares which may be issued under the Option Plan (other than changes as described in paragraph
     9) or (ii) the description of the class of employees eligible to receive Options under the Option Plan, shall be made only with the approval of the shareholders of the Company.

          (b) No Option shall be adversely affected by a subsequent amendment or termination of the Option Plan.


          (c) No Option shall be amended without (i) the consent of the Optionee, and (ii) the opinion of legal counsel to the Company that such amendment will not constitute a "modification" within the meaning of
     Section 424 of the Code if the Committee determines such an opinion is necessary.

14.  Shareholder Approval

     The Option Plan shall be submitted to the shareholders of the Company for approval by a majority of the shares of stock of the Company that are present or represented and entitled to vote thereon, which approval must occur, if at all, within twelve months following the effective date of the Option Plan. All Options granted prior to shareholder approval of the Option Plan shall be conditional upon such approval, and no Option shall be exercisable prior to such approval.

15.  Applicable Law

     Except as otherwise provided herein, the Option Plan shall be construed and enforced according to the laws of the State of North Carolina.

16.  Nonqualified Stock Options

     Notwithstanding any other provision of the Option Plan, the Committee may designate Options issued under the Option Plan as nonqualified stock options. If so designated, such Options shall be evidenced by execution of a Uniform Nonqualified Stock Option Agreement (the "Uniform Agreement") between the Company and the Optionee. Such Option shall be subject to terms and conditions set forth in the Option Agreement and the provisions of the Option Plan to the extent consistent therewith; provided, that any nonqualified option shall be for a term of 10 years plus one day.

                                                                      APPENDIX B


                       1996 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                                McM CORPORATION


     The purpose of the 1996 Employee Stock Purchase Plan of McM Corporation is to provide a method by which Eligible Employees (as defined below) of McM Corporation and its Subsidiaries may purchase shares of Common Stock of the Company by payroll deduction and at favorable prices. By this means, Eligible Employees will be given an opportunity to acquire an additional interest in the prosperity, growth and earnings of the Company and a further incentive to promote the best interests of the Company and its shareholders.

1.   Definitions

The following terms shall have the meanings set forth below:

          (a) "Base Salary" shall mean an Eligible Employee's annual basic or regular compensation from the Company and its Subsidiaries, based on his or her compensation rate in effect at the applicable Offering Date, excluding overtime, commissions, bonuses and other non- basic compensation items.

          (b)  "Board" shall mean the Board of Directors of McM Corporation.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and any regulations promulgated thereunder.

          (d) "Committee" shall mean a committee comprised of individuals who are not Eligible Employees and are appointed by the Board to administer the 1996 Employee Stock Purchase Plan of McM Corporation.

          (e) "Common Stock" shall mean the shares of common stock of the Company.

          (f)  "Company" shall mean McM Corporation.

          (g) "Eligible Employees" as of any applicable Offering Date shall mean all Employees who have been in the employ of the Company or any of its Subsidiaries continuously for at least six months, other than persons who, after grant of an Option hereunder, would own shares of capital stock constituting five percent or more of the total combined voting power or value of all classes of outstanding capital stock of the Company or any of its Subsidiaries. For purposes of the preceding sentence, capital stock that any person may purchase under outstanding stock options shall be treated as owned by the person and the attribution provisions of
Section 424(d) of the Code shall apply. An Eligible Employee who terminates employment with the Company and all of its Subsidiaries shall become eligible to participate in the Purchase Plan as of the Offering Date immediately following his or her reemployment with the Company or any of its Subsidiaries regardless of his or her period of employment following reemployment, provided such person otherwise then qualifies as an Eligible Employee.

          (h) "Employee" shall mean each active, regular full-time or active, regular part-time employee of the Company or any of its Subsidiaries, including but not limited to officers of the Company and its Subsidiaries, provided that such employee's normal work week is at least 20 hours per week and provided further that "Employee" shall not include any employee who is on leave or layoff status or is otherwise inactive, except as specifically provided herein.

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j) "Offering Date" shall mean July 1 of the year 1996 and January 1 of each of the years 1997 through 2006.

          (k) "Offering Period" shall mean each of the periods commencing on an Offering Date and ending on the last day of the year of such Offering Date.

          (l) "Option" shall mean a right granted pursuant to the Purchase Plan to purchase shares of Common Stock in each of the respective Offering Periods in amounts determined in accordance with the terms of the Purchase Plan.

          (m) "Participant" as it relates to an Offering Period shall mean each Eligible Employee who has executed a payroll deduction authorization in accordance with Section 4 of the Purchase Plan and whose authorization and related Option have not been cancelled.

          (n) "Purchase Date" shall mean the tenth business day following the end of each calendar quarter.

          (o) "Purchase Plan" shall mean the 1996 Employee Stock Purchase Plan of McM Corporation.

          (p) "Subsidiaries" shall mean a corporation wholly-owned by the Company directly or indirectly through one or more Subsidiaries.

2.   Eligibility to Participate; Grant of Option

          (a) Each Participant under the Purchase Plan shall be granted an Option, on the applicable Offering Date, for as many whole shares of Common Stock as the Participant may elect to purchase with up to 15% of the Participant's base salary received during the specified Offering Period (or during such portion thereof as the Participant elects to participate), to be paid by payroll deductions withheld by the Company during such Offering Period.

          (b) Notwithstanding the foregoing, no Employee may be granted an Option that permits his or her rights to purchase Common Stock under the Purchase Plan, and any other stock purchase plan of the Company and/or its Subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the applicable Offering Date) for each calendar year in which the Option is outstanding at any time.

          (c) Notwithstanding the provisions of Section 2(a) of the Purchase Plan, the maximum number of shares of Common Stock purchasable by all Eligible Employees shall be 300,000 shares. In the event of an oversubscription for shares of Common Stock, subscriptions shall be reduced on a pro rata basis until the oversubscription is eliminated.

3.   Stock Subject to the Purchase Plan

          (a) There shall be reserved for the granting of Options under the Purchase Plan and for issuance and sale pursuant to such Options 300,000 shares of Common Stock. The shares of Common Stock to be issued upon the exercise of Options under the Purchase Plan shall be made available from the authorized and unissued shares of Common Stock. If for any reason shares of Common Stock as to which an Option has been granted cease to be subject to purchase thereunder, then such shares of Common Stock again shall be available for issuance pursuant to Options under the Purchase Plan.

          (b) In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares of Common Stock, merger, consolidation, share exchange or any other change in the capital structure of the Company, the Board may make such adjustments as it deems appropriate in the number, kind and purchase price of the shares of Common Stock subject to Options under the Purchase Plan.

4.   Payroll Deduction Authorizations

     Eligible Employees may participate in the Purchase Plan at any time by completing and forwarding a payroll deduction authorization to the Vice President-Human Resources. The form will authorize a regular payroll deduction from the Employee's base salary, must specify the date on which such deduction is to commence, and may not be retroactive. A separate payroll deduction authorization must be completed for each Offering Period.

     An Eligible Employee may increase or decrease his or her payroll deduction by filing a new payroll deduction authorization at any time during an Offering Period. The change may not become effective sooner than the next pay period after receipt of the authorization.

     The Company shall maintain payroll deduction accounts for all participating Employees. With respect to any Offering Period, an employee may authorize a payroll deduction of a whole percentage up to 15% of the base salary the Employee receives during the Offering Period (or during such portion thereof in which the Employee may elect to participate).

5.   Purchase Price

     The purchase price per share of Common Stock purchasable under Options granted in respect of each Offering Period under the Purchase Plan shall be equal to 90% of the closing price of the Common Stock on the day preceding the applicable Purchase Date or, if unavailable, the most recent closing price.

6.   Payment; Currency

          (a) Payment for shares of Common Stock shall be made through payroll deductions.

          (b) Notwithstanding the provisions of Section 6(a) above, Eligible Employees who have authorized the purchase of shares of Common Stock under the Purchase Plan who subsequent to the applicable Offering Date are on leave or layoff status and who are eligible to continue participation in the Purchase Plan shall be entitled to make installment payments by personal check or through any other arrangement acceptable to the Company.

          (c) If, as of any Purchase Date, a Participant has made an overpayment in respect of the applicable Offering Period, such overpayment shall be carried forward (or refunded to the Participant in the event he or she terminates his or her participation in the Purchase Plan).

7.   Cancellation of Participation

          (a) A Participant may cancel his or her payroll deduction authorization in respect of any Offering Period at any time prior to the applicable Purchase Date by giving written
notice of cancellation to the Company.   As soon as practicable after receipt
of any such written notice the Company will return the funds previously deposited by the Participant without interest thereon.

          (b) In the event that any installment payment due under the Purchase Plan shall remain unpaid for a period of 30 days without arrangements being made for the payment of such installment, which arrangements are acceptable to the Company in its sole discretion, the Option relating to the unpaid installment shall be cancelled automatically without further action by the Participant or the Company. As soon as practicable after any such cancellation, the Company will return the funds previously deposited by the Participant without interest thereon.

          (c) In the event that a Participant's employment with the Company and its Subsidiaries is terminated prior to the Purchase Date applicable to an Offering Period in which the Participant is participating, his or her payroll deduction authorization and the Option relating thereto shall be deemed cancelled automatically without further action by the Participant or the Company. In the event that a Participant is laid off or is on a leave of absence prior to the Purchase Date applicable to an Offering Period in which such Participant is participating, the Participant shall continue to participate in the Purchase Plan, unless he or she does not resume employment within 90 days beginning on the date such layoff or leave commenced, in which case his or her payroll deduction authorization and the Option relating thereto shall be deemed automatically cancelled at the close of business on the 90th day after the date such layoff or leave commenced. As soon as practicable after any such cancellation, the Company will return the funds previously deposited by such Participant without interest thereon.

          (d) In the event that a Participant retires or dies prior to the Purchase Date applicable to an Offering Period in which the Participant is participating, his or her payroll deduction authorization shall be cancelled and the Participant or his or her estate, as the case may be, shall be paid in cash the balance of all funds previously deposited.

8.   Exercise of Option; Certificates

          (a) The percentage of base salary designated by the Participant will be withheld by the Company, accumulated and applied toward the purchase of whole shares of Common Stock on each Purchase Date. Any excess funds remaining after such purchase shall be carried forward.

          (b) All shares issued under the Purchase Plan shall be held in a book-entry account with the Company's transfer agent. Participants may in the alternative elect to receive a stock certificate representing the number of whole shares acquired by notifying the Corporate Secretary of the Company in writing.

          (c) Shares of Common Stock issued under the Purchase Plan shall be issued in the name of the Participant, unless such Participant has given written notice to the Company directing that the shares of Common Stock be issued in the name of the Participant and his or her spouse. Shares of Common Stock will not be issued in any other name or names under the Purchase Plan.

9.   Rights Not Transferable

     Except as contemplated by Section 8(c) of the Purchase Plan, an Eligible Employee's rights to purchase shares of Common Stock under the Purchase Plan and rights in respect of any Option granted under the Purchase Plan belong to the Eligible Employee alone and may not be transferred, assigned to or availed of for any purpose by any other person.

10.  Administration

     The Purchase Plan shall be administered by a committee comprised of individuals who are not Eligible Employees within the meaning of the Purchase Plan and are appointed by the Board, which Committee shall have full authority, consistent with the Purchase Plan, to interpret the Purchase Plan, to promulgate such rules and regulations with respect to the Purchase Plan as it deems desirable, to delegate its responsibilities hereunder to appropriate persons or entities and to make all other determinations necessary or desirable for the administration of the Purchase Plan. All decisions, determinations and interpretations of the Committee or its designee shall be binding upon all persons.

11.  Amendment or Termination of the Purchase Plan

     The Board shall have the right to amend, modify or terminate the Purchase Plan at any time without notice; provided, however, that no Participant's then existing rights may be adversely affected and, provided further, that no such amendment or modification of the Purchase Plan shall, without shareholder approval, (i) decrease the purchase price for the shares of Common Stock offered under the Purchase Plan, (ii) extend the duration of the Purchase Plan or (iii) increase the number of shares of Common Stock offered under the Purchase Plan (other than as a result of the provisions of Section 3(b) of the Purchase Plan).

12.  Compliance with Section 16 and Section 423

     With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under the Purchase Plan are intended to comply with all applicable conditions of Rule 16b-3 regardless of whether such conditions are set forth in the Purchase Plan. Likewise, transactions under the Purchase Plan are intended to comply with all applicable conditions of Section 423 of the Internal Revenue Code, as amended. To the extent any provision of the Purchase Plan or action by the Committee fails to so comply with Section 16 or Section 423, such provision shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                                                      APPENDIX C


                    1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN
                                       OF
                                McM CORPORATION


     The purpose of the 1996 Non-Employee Directors' Stock Plan of McM Corporation (the "Directors' Plan") is to further strengthen the alignment of interests between members of the Board of Directors (the "Board") of McM Corporation (the "Company") who are not employees of the Company (the "Participants") and the Company's shareholders through the increased ownership by Participants of shares of the Company's common stock ("Common Stock"). This purpose will be served by allowing Participants to elect voluntarily to receive all or a percentage of their fees for services as a member of the Board in shares of Common Stock.

1.   Administration

     The Directors' Plan shall be administered by a committee (the "Committee") of two or more individuals appointed by the Board to administer the Directors' Plan. The members of the Committee must be members of the Board or officers of the Company and shall serve at the discretion of the Board. The members of the Committee shall be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor rule or definition adopted by the Securities and Exchange Commission ("Rule 16b-3"), if, in the opinion of counsel for the Company, the absence of "disinterested" administrators would adversely impact the availability of the exemption from
Section 16(b) of the Act provided by Rule 16b-3 for any Participant's acquisition of Common Stock under the Directors' Plan.

     Subject to the provisions of the Directors' Plan, the Committee shall have sole and complete authority to construe and interpret the Directors' Plan; to establish, amend and rescind appropriate rules and regulations relating to the Directors' Plan; to administer the Directors' Plan; and to take all such steps and make all such determinations in connection with the Directors' Plan as it may deem necessary or advisable to carry out the provisions and intent of the Directors' Plan. All determinations of the Committee shall be final and conclusive for all purposes and for all persons, including, but without limitation, the Company, the Committee, the Participants and their respective successors in interest.

2.   Eligibility and Participation

     Participation in the Directors' Plan shall be limited to members of the Board who are not employees of the Company.

     Under the Directors' Plan, a Participant may elect to receive all or a percentage of his or her fees for services as a member of the Board in shares of Common Stock. These fees include, without limitation, the annual retainer fee and any per diem fees related to meetings or special assignments of the Board and its committees.


     A Participant may join the Directors' Plan by providing the Company with written notice of his or her election to participate and the percentage of his or her fees for services as a member of the Board that he or she wishes to receive in shares of Common Stock. This notice shall be effective when received by the Company unless, in the opinion of counsel for the Company, such an effective date would adversely impact the availability of the exemption from
Section 16(b) of the Act provided by Rule 16b-3 for any of the Participant's acquisitions of Common Stock under the Directors' Plan, in which event the election shall be effective six months after it is received by the Company.

     A Participant's election to join the Directors' Plan shall be irrevocable. Notwithstanding the preceding sentence, a Participant may revoke or change any election by means of a subsequent election in writing that takes effect six months after the subsequent election is received by the Company if, in the opinion of counsel for the Company, such a subsequent election would not adversely impact the availability of the exemption from Section 16(b) of the Act provided by Rule 16b-3 for any of the Participant's acquisitions of Common Stock under the Directors' Plan.

3.   Common Stock Subject to the Directors' Plan

     The total number of shares of Common Stock reserved and available for distribution under the Directors' Plan shall be 100,000, subject to adjustment as herein provided. Common Stock issued under the Directors' Plan shall be authorized and unissued shares.

     In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, Common Stock split or other change in corporate structure affecting the Common Stock, the Committee, in its sole discretion, shall make such modifications, substitutions or adjustments as it deems necessary to reflect such change so as to prevent the deletion or enlargement of rights, including, but not limited to, modifications, substitutions or adjustments in the aggregate number of shares reserved for issuance under the Directors' Plan.

4.   Issuance of Shares

     The percentage of fees designated by the Participant will be withheld by the Company, accumulated and applied toward the purchase of whole shares of Common Stock on each Purchase Date (as defined below). Any excess funds remaining after such purchase shall be carried forward.

     The price used to determine the number of shares to be received by a Participant pursuant to this Directors' Plan shall be the closing price of the Common Stock on the day preceding the Purchase Date or, if unavailable, the most recent preceding closing price.

     The shares to be received by the Participant under the Directors' Plan shall be purchased on the tenth business day following the end of each calendar quarter (the "Purchase Date").


     All shares issued under the Directors' Plan shall be held in a book-entry account with the Company's transfer agent. Participants may in the alternative elect to receive a stock certificate representing the number of whole shares acquired by notifying the Corporate Secretary of the Company in writing.

     Common Stock acquired under the Directors' Plan shall be subject to such other conditions and restrictions, if any, as the Committee may determine.

5.   Additional Provisions

     a. The Board or the Committee may, at any time, amend, alter or discontinue the Directors' Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a Participant with respect to shares of Common Stock theretofore distributed to such Participant under the Directors' Plan, without the Participant's consent, or which, without the approval of the Company's shareholders, would cause the Directors' Plan not to comply with Rule 16b-3.

     b. With respect to persons subject to Section 16 of the Act, transactions under the Directors' Plan are intended to comply with all applicable conditions of Rule 16b-3 regardless of whether such conditions are set forth in the Directors' Plan. To the extent any provision of the Directors' Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     c. Every recipient of shares pursuant to the Directors' Plan shall be bound by the terms and provisions of the Directors' Plan, and the acceptance of any transfer of shares pursuant to the Directors' Plan shall constitute a binding agreement between the recipient and the Company.

6.   Duration of the Directors' Plan

     The Directors' Plan shall become effective as of July 1, 1996, subject to the approval of the Directors' Plan by the affirmative votes of a majority of the votes entitled to be cast by the holders of all securities of the Company present, or represented, and entitled to vote at the Company's 1996 annual meeting of shareholders. The Directors' Plan will terminate on June 30, 2001, unless an earlier termination date is fixed by the Board or the Committee; provided that no such termination date shall affect the prior rights under the Directors' Plan of anyone to whom shares have been transferred prior to such termination.

                                                                      APPENDIX D

                               MCM CORPORATION                             PROXY
                    702 OBERLIN ROAD, RALEIGH, N.C. 27605
      THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT AND DIRECTORS
                              OF MCM CORPORATION

        The undersigned hereby appoints George E. King and Michael D. Blinson, or either of them, with the full power of substitution, attorneys-in-fact to vote the number of shares of McM Corporation the undersigned would be entitled to vote if personally present at the annual shareholders' meeting of McM Corporation to be held at the Executive Offices of McM Corporation, 702 Oberlin Road, Raleigh, North Carolina, at 10:00 a.m. (Eastern Time), May 23, 1996, and any adjournment, recess or postponement thereof, for the transaction of such business as may properly come before the meeting and specifically for the following:
1. RESOLUTION TO FIX THE NUMBER OF DIRECTORS AT SEVEN:
                         FOR [ ]        AGAINST [ ]     ABSTAIN [ ]
2. ELECTION OF DIRECTORS:   [ ]  FOR all nominees       [ ]  WITHHOLD AUTHORITY
                                 listed immediately          to vote for all
                                 below (EXCEPT AS            nominees listed
                                 MARKED TO THE               immediately below
                                 CONTRARY BELOW)
Nominees: Michael A. DiGregorio, George E. King, Laurence F. Lee, Jr., Laurence
F. Lee III, Claude G. Sanchez, Jr., Stephen L. Stephano and R. Peyton Woodson
III.
3. APPROVAL OF 1996 EMPLOYEE INCENTIVE STOCK OPTION PLAN OF MCM CORPORATION:
                         FOR [ ]        AGAINST [ ]     ABSTAIN [ ]
4. APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN OF MCM CORPORATION:
                         FOR [ ]        AGAINST [ ]     ABSTAIN [ ]
5. APPROVAL OF 1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN OF MCM CORPORATION:
                         FOR [ ]        AGAINST [ ]     ABSTAIN [ ]

                (Continued and to be signed on the other side)


6. IN THEIR DISCRETION, THE ATTORNEYS-IN-FACT ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
        This proxy, when properly executed and received prior to the meeting, will be voted in the manner directed herein by the undersigned. YOU ARE URGED TO MARK THE BOXES YOU DEEM APPROPRIATE AND OTHERWISE COMPLETE THIS PROXY ACCORDING TO YOUR JUDGMENT; HOWEVER, IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED FOR PROPOSALS 1,2,3,4 AND 5.



                                            -----------------------------------
                                                       Signature
                                            (Please sign exactly as name
                                            appears on this proxy. Executors,
                                            Trustees, etc. should give full
                                            title. A proxy for shares held in
                                            joint ownership must be signed by
                                            each owner. To be voted, your proxy
                                            must be received prior to the
                                            meeting.)

                                            Date:                         , 1996
                                                 -------------------------


                        (Please sign, date and return this proxy in the
                         enclosed postage paid envelope.)